Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 31, 2017, RLJ Lodging Trust (the “Company or “RLJ”), RLJ Lodging Trust, L.P. (the “Operating Partnership”), Rangers Sub I, LLC, a wholly owned subsidiary of the Operating Partnership (“Rangers”), and Rangers Sub II, LP, a wholly owned subsidiary of the Operating Partnership (“Partnership Merger Sub”), consummated the transactions contemplated by the definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 23, 2017, with FelCor Lodging Trust Incorporated (“FelCor”) and FelCor Lodging Limited Partnership (“FelCor LP”) pursuant to which Partnership Merger Sub merged with and into FelCor LP, with FelCor LP surviving as an indirect wholly owned subsidiary of the Operating Partnership (the “Partnership Merger”), and, immediately thereafter, FelCor merged with and into Rangers, with Rangers surviving as a wholly owned subsidiary of the Operating Partnership (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”).

Upon completion of the REIT Merger and under the terms of the Merger Agreement, each issued and outstanding share of common stock, par value $0.01 per share, of FelCor (other than shares held by any wholly owned subsidiary of FelCor or by the Company or any of its subsidiaries) was converted into the right to receive 0.362 (the “Common Exchange Ratio”) common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”), and each issued and outstanding share of $1.95 Series A cumulative convertible preferred stock, par value $0.01 per share, of FelCor was converted into the right to receive one $1.95 Series A Cumulative Convertible Preferred Share, par value $0.01 per share, of the Company (a “Series A Preferred Share”).

Upon completion of the Partnership Merger and under the terms of the Merger Agreement, each limited partner of FelCor LP was entitled to elect to exchange its outstanding common limited partnership units in FelCor LP (the “FelCor LP Common Units”) for a number of newly issued Common Shares based on the Common Exchange Ratio. Upon completion of the Partnership Merger, each outstanding FelCor LP Common Unit of any holder who did not make the foregoing election was converted into the right to receive a number of common limited partnership units in the Operating Partnership (the “OP Units”) based on the Common Exchange Ratio. No fractional Common Shares or OP Units were issued in the Mergers, and the value of any fractional interests was paid in cash.

The total consideration for the Mergers was approximately $1.4 billion, which included the Company issuing approximately 50.4 million Common Shares at $20.18 per share, to FelCor common stockholders, approximately 12.9 million Series A Preferred Shares at $28.49 per share, to former FelCor preferred stockholders, approximately 0.2 million OP Units at $20.18 per unit, to former FelCor LP limited partners, and cash. The total consideration consisted of the following (in thousands):

Consideration
Common Shares	$1,016,227
Series A Preferred Shares	366,936
OP Units	4,342
Cash, net of cash acquired	41,921
Total consideration	$1,429,426

The Company allocated the purchase price consideration as follows (in thousands):

Allocation
Investment in hotel properties	$2,707,319
Investment in unconsolidated joint ventures	25,651
Restricted cash reserves	17,038
Hotel and other receivables	28,308
Intangible assets	151,706
Prepaid expenses and other assets	22,525
Debt	(1,305,337)
Accounts payable and other liabilities	(122,163)
Advance deposits and deferred revenue	(15,779)
Accrued interest	(22,612)
Distributions payable	(4,312)
Noncontrolling interest in consolidated joint ventures	(8,488)
Preferred equity in a consolidated joint venture	(44,430)
Total consideration	$1,429,426

The following unaudited pro forma condensed combined financial statements for the year ended December 31, 2016 and the nine months ended September 30, 2017 have been prepared as if the Mergers occurred on January 1, 2016 for purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and nine months ended September 30, 2017. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual operating results would have been had the Mergers occurred on January 1, 2016, nor do they purport to represent RLJ’s future operating results. Because the Mergers are already reflected in RLJ’s consolidated balance sheet as of September 30, 2017 included in RLJ’s Quarterly Report on Form 10-Q for the quarter then ended, a pro forma combined balance sheet is not required to be presented as part of the unaudited pro forma financial information.

The estimated fair values for the assets acquired and the liabilities assumed are preliminary and are subject to change during the measurement period as additional information related to the inputs and assumptions used in determining the fair value of the assets and liabilities becomes available and may result in variances to the amounts presented in the unaudited pro forma condensed combined statements of operations.

The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed combined statements of operations are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The adjustments are based on available information and assumptions that management of RLJ considered to be reasonable. The unaudited pro forma condensed combined statements of operations do not purport to: (1) represent the results of RLJ’s operations that would have actually occurred had the Mergers occurred on January 1, 2016; or (2) project RLJ’s results of operations for any future period.

In the third quarter of 2017, FelCor sold two hotels prior to the Mergers that exceeded the significance level that requires the presentation of pro forma condensed combined financial information pursuant to Article 11 of Regulation S-X.  FelCor’s historical consolidated statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 have been adjusted to reflect the significant dispositions. For purposes of the unaudited pro forma condensed combined financial statements, these dispositions are assumed to have occurred on January 1, 2016.

The unaudited pro forma condensed combined statements of operations have been developed from, and should be read in conjunction with, (i) the consolidated financial statements of RLJ and the accompanying notes thereto included in RLJ’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017, (ii) the consolidated financial statements of FelCor and the accompanying notes thereto included in FelCor’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and (iii) the accompanying notes to the unaudited pro forma condensed combined financial statements. In RLJ’s opinion, all adjustments necessary to reflect the Mergers have been made.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands)

	RLJ	FelCor	FelCor	FelCor	ProForma		RLJ
	Historical	Historical	Dispositions a	Adjusted	Adjustments		Pro Forma
Revenue
Operating revenue
Room revenue	$1,010,637	$661,640	$(24,676)	$636,964	$—		$1,647,601
Food and beverage revenue	111,691	155,227	(4,941)	150,286	—		261,977
Other operating department revenue	37,667	50,087	(814)	49,273	—		86,940
Total revenue	$1,159,995	$866,954	$(30,431)	$836,523	$—		$1,996,518
Expense
Operating expense
Room expense	$228,656	$171,883	$(12,090)	$159,793	$—		$388,449
Food and beverage expense	79,589	119,047	(5,441)	113,606	—		193,195
Management and franchise fee expense	118,210	32,935	—	32,935	—		151,145
Other operating expense	241,654	227,300	(9,486)	217,814	—		459,468
Total property operating expense	668,109	551,165	(27,017)	524,148	—		1,192,257
Depreciation and amortization	162,500	114,054	(4,765)	109,289	(26,604	)b	245,185
Impairment loss	—	26,459	(20,126)	6,333			6,333
Property tax, insurance and other	77,281	70,057	(4,249)	65,808	5,143	c	148,232
General and administrative	31,516	27,037	—	27,037	—		58,553
Transaction and pursuit costs	192	—	—	—	—		192
Total operating expense	939,598	788,772	(56,157)	732,615	(21,461)		1,650,752
Operating income	220,397	78,182	25,726	103,908	21,461		345,766
Earnings from unconsolidated joint ventures	—	1,533	—	1,533	(1,119	)e	414
Other income	303	342	—	342	—		645
Interest income	1,695	62	—	62	—		1,757
Interest expense	(58,820)	(78,244)	—	(78,244)	15,483	f	(121,581)
Income from continuing operations before income tax expense	163,575	1,875	25,726	27,601	35,825		227,001
Income tax expense	(8,190)	(873)	—	(873)	(11,660	)g	(20,723)
Income from continuing operations	155,385	1,002	25,726	26,728	24,165		206,278
Loss from discontinued operations	—	(3,131)	—	(3,131)	—		(3,131)
Gain on sale of hotel properties	45,929	6,322	—	6,322	—		52,251
Net income	201,314	4,193	25,726	29,919	24,165		255,398
Net income attributable to noncontrolling interests
Preferred distributions - consolidated joint venture	—	(1,461)	—	(1,461)	—		(1,461)
Noncontrolling interest in consolidated joint venture	(55)	673	—	673	—		618
Noncontrolling interest in the Operating Partnership	(907)	93	—	93	—		(814)
Preferred dividends	—	(25,115)	—	(25,115)			(25,115)
Net income attributable to common shareholders	$200,352	$(21,617)	$25,726	$4,109	$24,165		$228,626
Basic per common share data:
Net income (loss) per share attributable to common shareholders	$1.61	$(0.16)	$0.19	$0.03	$(0.33)		$1.31
Weighted-average number of common shares	123,651	138,128	138,128	138,128	(87,770	)h	174,009
Diluted per common share data:
Net income (loss) per share attributable to common shareholders	$1.61	$(0.16)	$0.19	$0.03	$(0.33)		$1.31
Weighted-average number of common shares	123,879	138,128	138,128	138,128	(87,770	)h	174,237

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(in thousands)

	RLJ	FelCor	FelCor	FelCor	ProForma		RLJ
	Historical	Historical	Dispositions a	Adjusted	Adjustments		Pro Forma
Revenue
Operating revenue
Room revenue	$770,751	$425,682	$(11,028)	$414,654	$—		$1,185,405
Food and beverage revenue	91,392	90,572	(2,287)	88,285	—		179,677
Other operating department revenue	31,628	35,261	(562)	34,699	—		66,327
Total revenue	$893,771	$551,515	$(13,877)	$537,638	$—		$1,431,409
Expense
Operating expense
Room expense	$176,523	$112,813	$(6,408)	$106,405	$—		$282,928
Food and beverage expense	66,458	71,828	(2,987)	68,841	—		135,299
Management and franchise fee expense	86,110	19,901	—	19,901	—		106,011
Other operating expense	195,000	147,827	(5,340)	142,487	—		337,487
Total property operating expense	524,091	352,369	(14,735)	337,634	—		861,725
Depreciation and amortization	122,136	73,065	(2,027)	71,038	(15,915	)b	177,259
Impairment loss	—	35,109	(35,109)	—	—		—
Property tax, insurance and other	60,929	44,278	(1,908)	42,370	3,428	c	106,727
General and administrative	28,757	16,006	—	16,006	—		44,763
Transaction and pursuit costs	36,923	68,248	—	68,248	(104,958	)d	213
Total operating expense	772,836	589,075	(53,779)	535,296	(117,445)		1,190,687
Operating income	120,935	(37,560)	39,902	2,342	117,445		240,722
Earnings from unconsolidated joint ventures	57	1,074	—	1,074	(746	)e	385
Other income	323	100	—	100	—		423
Interest income	2,306	126	—	126	—		2,432
Interest expense	(48,527)	(51,690)	—	(51,690)	10,477	f	(89,740)
Gain (loss) on settlement	2,670	(3,278)	—	(3,278)	—		(608)
Income from continuing operations before income tax expense	77,764	(91,228)	39,902	(51,326)	127,176		153,614
Income tax expense	(9,362)	(499)	—	(499)	(6170	)g	(16,031)
Income from continuing operations	68,402	(91,727)	39,902	(51,825)	121,006		137,583
Loss from discontinued operations	—	(3,415)	—	(3,415)	—		(3,415)
Gain on sale of hotel properties	(49)	(1,764)	1,566	(198)	—		(247)
Net income	68,353	(96,906)	41,468	(55,438)	121,006		133,921
Net income attributable to noncontrolling interests
Preferred distributions - consolidated joint venture	(122)	(979)	—	(979)	—		(1,101)
Noncontrolling interest in consolidated joint venture	5	545	—	545	—		550
Noncontrolling interest in the Operating Partnership	(318)	495	—	495	—		177
Preferred dividends	(2,093)	(16,744)	—	(16,744)			(18,837)
Net income attributable to common shareholders	$65,825	$(113,589)	$41,468	$(72,121)	$121,006		$114,710
Basic per common share data:
Net income (loss) per share attributable to common shareholders	$0.50	$(0.83)	$0.30	$(0.53)	$0.69		$0.66
Weighted-average number of common shares	129,317	137,332	137,332	137,332	(92,508	)h	174,141
Diluted per common share data:
Net income (loss) per share attributable to common shareholders	$0.50	$(0.83)	$0.30	$(0.53)	$0.69		$0.66
Weighted-average number of common shares	129,399	137,332	137,332	137,332	(92,508	)h	174,223

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands unless otherwise noted)

1.  Overview

The unaudited pro forma condensed combined financial statements have been prepared by applying the acquisition method of accounting with RLJ as the acquiring entity. Accordingly, the total estimated purchase price was allocated to the FelCor assets acquired and the liabilities assumed based on their respective fair values, as further described below.

To the extent identified, certain reclassifications have been reflected in the unaudited pro forma condensed combined statements of operations to conform FelCor’s financial statement presentation to that of RLJ. However, the unaudited pro forma condensed combined statements of operations may not reflect all the adjustments necessary to conform the accounting policies of FelCor.

The pro forma adjustments represent RLJ management’s preliminary estimates and are subject to change as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed combined statements of operations do not reflect the impact of possible cost savings from operating efficiencies or synergies. Also, the unaudited pro forma condensed combined statements of operations do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Mergers that are not expected to have a continuing impact. Further, non-recurring transaction-related expenses are not included in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017 combine the historical consolidated statements of operations of RLJ and FelCor, giving effect to the Mergers as if they occurred on January 1, 2016, the beginning of the earliest period presented.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2016 and the nine months ended September 30, 2017

The historical amounts include RLJ’s and FelCor’s actual operating results for the periods presented. The pro forma adjustments to the historical amounts are presented in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017, assuming the Mergers occurred on January 1, 2016. Noted below are the explanations for the adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017:

a.  FelCor Significant Dispositions

In the third quarter of 2017, FelCor sold two hotels that exceeded the significance level that requires the presentation of pro forma condensed combined financial information pursuant to Article 11 of Regulation S-X.  FelCor’s historical consolidated statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 have been adjusted to reflect these significant dispositions. For purposes of the unaudited pro forma condensed combined statements of operations, these dispositions are assumed to have occurred on January 1, 2016.

b.  Depreciation and Amortization

For purposes of the unaudited pro forma condensed combined statements of operations, depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives of 40 years for buildings, 15 years for building improvements, and five years for furniture, fixtures, and equipment. As RLJ would have commenced depreciation and amortization on January 1, 2016, the depreciation and amortization expense included in FelCor’s historical financial statements has been removed so that the unaudited pro forma condensed combined statements of operations reflect the depreciation and amortization that RLJ would have recognized subsequent to the consummation of the Mergers.

c.  Property tax, insurance and other

The pro forma adjustment represents the amortization of intangibles recognized in purchase accounting related to below market long-term ground leases. The intangibles are amortized to ground rent expense over the remaining terms of the ground leases.

d.  Transaction and Pursuit Costs

Both RLJ and FelCor incurred significant merger-related transaction costs during the nine months ended September 30, 2017. The pro forma adjustment represents the reversal of these costs, which were directly related to the Mergers and will not have a continuing impact on the operating results of RLJ.

e.  Equity in Income from Unconsolidated Joint Ventures

The pro forma adjustment represents the amortization of the differences between RLJ’s investment in unconsolidated joint ventures as compared to the historical basis of the joint ventures.

f.  Interest Expense

The pro forma adjustments to interest expense represent the (1) amortization of the above-market debt fair value adjustment as a result of recognizing the assumed FelCor debt at fair value, and (2) elimination of FelCor’s historic amortization of deferred financing costs.

g.  Income Tax Expense

The pro forma adjustment represents an increase in income tax expense due to a potential ownership change limitation on the utilization of net operating loss carryforwards as a result of the Mergers.

h.  Earnings (Loss) Per Share

The pro forma adjustment to shares outstanding represents the conversion of the issued and outstanding shares of FelCor common stock into approximately 50.4 million Common Shares. For purposes of the pro forma unaudited condensed combined statements of operations, the conversion is assumed to have occurred on January 1, 2016.